[CAPTION]
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                                               EXHIBIT 11

                           Statement Re:  Computation of Per Share Earnings





                                                           Three Months Ended                 Nine Months Ended
                                                        -------------------------        --------------------------
                                                         09/30/98        09/30/97          09/30/98        09/30/97
                                                        ---------       ---------        ----------      ----------
Basic:
    Average shares outstanding:                         1,767,064       1,767,064         1,767,064       1,765,651

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                                        0               0                 0           1,444
                                                        ---------       ---------        ----------      ----------
             Total                                      1,767,064       1,767,064         1,767,064       1,767,095
                                                        =========       =========        ==========      ==========
Net income                                               $598,553        $541,757        $1,738,125      $1,791,192
                                                        =========       =========        ==========      ==========
Net income per share                                        $0.34           $0.31             $0.98           $1.01
                                                        =========       =========        ==========      ==========




Diluted:
    Average shares outstanding:                         1,767,064       1,767,064         1,767,064       1,765,651

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market  price or period
    end market price, whichever is higher                   2,420               0             2,125           1,444
                                                        ---------       ---------        ----------      ----------
             Total                                      1,769,484       1,767,064         1,769,189       1,767,095
                                                        =========       =========        ==========      ==========
Net income                                               $598,553        $541,757        $1,738,125      $1,791,192
                                                        =========       =========        ==========      ==========
Net income per share                                        $0.34           $0.31             $0.98           $1.01


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